Exhibit 32

WRITTEN STATEMENT OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, the President and Chief Executive Officer, the Executive Vice President Accounting, Administration and Corporate Secretary, and the Chief Financial Officer of Washington Real Estate Investment Trust (“WRIT”), each hereby certifies on the date hereof, that:

(a)
the Annual Report on Form 10-K for the year ended December 31, 2011 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13 (a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of WRIT.

Dated:	February 27, 2012	/s/ George F. McKenzie

George F. McKenzie
Chief Executive Officer

Dated:	February 27, 2012	/s/ Laura M. Franklin

Laura M. Franklin
Executive Vice President
Accounting, Administration and Corporate Secretary

Dated:	February 27, 2012	/s/ William T. Camp

William T. Camp
Chief Financial Officer